UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 05/05/2011

Knoll, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-12907

Delaware	13-3873847
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1235 Water Street, East Greenville, Pennsylvania 18041

(Address of principal executive offices, including zip code)

(215) 679-7991

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The following matters were voted on at the Knoll, Inc. (the “Company”) 2011 annual meeting of stockholders, which took place on May 5, 2011:

Proposal One — To elect three directors named in the proxy statement for a term ending at the Company’s 2014 annual meeting of stockholders.  The following nominees were elected to the Board of Directors by the votes indicated below:

	Total Votes For	Total Votes Withheld	Broker Non-Votes

Andrew B. Cogan	41,909,485	1,124,997	1,276,518
Stephen F. Fisher	39,963,315	3,071,167	1,276,518
Sarah E. Nash	42,702,443	332,039	1,276,518

Proposal Two — To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  The proposal was approved by the votes indicated below:

Votes For	44,008,005

Votes Against	290,663

Abstain	12,332

Broker Non-Votes	0

Proposal Three — To approve the advisory resolution on executive compensation.  The proposal was approved by the votes indicated below:

Votes For	41,481,889

Votes Against	1,531,008

Abstain	21,505

Broker Non-Votes	1,276,518

Proposal Four — To recommend, by advisory vote, the frequency of the advisory vote on executive compensation.  The advisory vote on this proposal resulted in an annual vote recommendation by the votes indicated below:

One Year	40,594,402

Two Years	5,066

Three Years	2,403,406

Abstain	31,608

Broker Non-Votes	1,276,518

Following the annual meeting of stockholders, the Board of Directors of the Company determined that the Company will hold future advisory votes on the compensation of the Company’s named executive officers on an annual basis, consistent with the advisory vote under Proposal Four.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knoll, Inc.

Date: May 9, 2011
	By:	/s/ Michael A. Pollner
Michael A. Pollner
Vice President, General Counsel and Secretary